UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2013

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2013, First Financial Northwest, Inc. (the "Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Initial Report") for the purpose of reporting the separation from the Company, the Company's financial institution subsidiary, First Financial Northwest Bank (as the successor to First Savings Bank Northwest) (the "Bank"), and the Company's subsidiary, First Financial Diversified Corporation ("FFD"), of Mr. Victor Karpiak, the former President, Chief Executive Officer and director of the Company, the former Chairman of the Board of Directors the Bank, and the former President, Chief Executive Officer and Chairman of the Board of Directors of FFD.  In connection with Mr. Karpiak's separation the Company filed a Separation Agreement as an exhibit to that Initial Report.

The purpose of this Amendment No. 1 to the Initial Report is to provide a form of letter that was recently sent to Mr. Karpiak in connection with his Separation Agreement and a copy of the letter is attached hereto as Exhibit 10.1 and incorporated herein by reference. The purpose of the letter is to advise the former employee, in the event there was ever a doubt, of his right to file a whistleblower complaint with the Securities and Exchange Commission or another appropriate administrative agency.  In addition, the letter also noted that such former employee has the right to receive awards or rewards in the form of a whistleblower bounty under federal regulations that may provide bounties for reporting such violations.

In letters similar to the copy attached as Exhibit 10.1, the Company has notified seven other employees who entered into separation agreements dating back to 2013 of their rights to receive whistleblower bounties. Further, the Company has revised its templates for group and individual separation agreements to make clear that separating employees who might seek whistleblower bounties would be free to collect them notwithstanding their agreement not to accept further monetary recovery directly from the Company.

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1	Form of letter to former employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: August 31, 2015	By:	/s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Executive Officer

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